EXHIBIT 21

SUBSIDIARIES OF CINEMARK USA, INC.

United States

Cinemark, L.L.C., a Texas limited liability company

Sunnymead Cinema Corp., a California corporation

Cinemark Properties, Inc., a Texas corporation

Greeley Holdings, Inc., a Texas corporation

Greeley, Ltd., a Texas limited partnership

Cinemark Concessions, L.L.C., a Florida limited liability company

Cinemark International, L.L.C., a Texas limited liability company

Cinemark Mexico (USA), Inc., a Delaware corporation

Cinemark Partners I, Inc., a Texas corporation

Cinemark Partners II, Ltd., a Texas limited partnership

Cinemark Investments Corporation, a Delaware corporation

CNMK Brazil Investments, Inc., a Delaware corporation

CNMK Investments, Inc., a Delaware corporation

CNMK Texas Properties, L.L.C., a Texas corporation

Laredo Theatre, Ltd., a Texas limited partnership

Brasil Holdings, L.L.C., a Delaware limited liability company

Cinemark Media, Inc., a Delaware corporation

Century Theatres, Inc., a California corporation

Marin Theatre Management, L.L.C., a California limited liability company

Century Theatres NG, L.L.C., a California limited liability company

CineArts, L.L.C., a California limited liability company

CineArts of Sacramento, L.L.C., a California limited liability company

Corte Madera Theatres, L.L.C., a California limited liability company

Novato Theatres, L.L.C., a California limited liability company

San Rafael Theatres, L.L.C., a California limited liability company

Northbay Theatres, L.L.C., a California limited liability company

Century Theatres Summit Sierra, L.L.C., a California limited liability company

Century Theatres Seattle, L.L.C., a California limited liability company

Cinemark AB, Inc., a Maryland Corporation

ARGENTINA

Cinemark Argentina, S.R.L., an Argentine limited liability company

Prodecine S.R.L., an Argentine limited liability company

Bulnes 2215, S.R.L., an Argentine limited liability company

Cinemark Argentina Holdings, Inc., a Cayman corporation

BOCA Holdings, Inc., a Cayman corporation

Hoyts Cinema de Argentina S.A., an Argentine corporation

BRAZIL

Cinemark Brasil S.A., a Brazilian corporation

Flix Media Publicidade e Entreternimento Ltda., a Brazilian limited partnership

CANADA

Cinemark Theatres Canada, Inc., a New Brunswick corporation

Century Theatres of Canada, ULC, a Canadian corporation

CENTRAL AMERICA

Cinemark Panama, S.A., a Panamanian joint stock company

Cinemark Equity Holdings Corporation, a British Virgin Islands corporation

Cinemark Costa Rica, S.R.L., a Costa Rican limited liability company

Cinemark El Salvador, Ltda de C.V., an El Salvadorian limited liability company

Cinemark Nicaragua y Cia, Ltda., a Nicaraguan limited liability company

Cinemark Honduras S. de R.L., a Honduran limited liability company

Cinemark Guatemala Ltda., a Guatemalan limited company

EXHIBIT 21

SUBSIDIARIES OF CINEMARK USA, INC.

CHILE

Cinemark Chile S.A., a Chilean corporation

Inversiones Cinemark, S.A., a Chilean corporation

Worldwide Invest, Inc., a British Virgin Islands corporation

Flix Impirica S.A., a Chilean corporation

COLOMBIA

Cinemark Colombia S.A., a Colombian corporation

ECUADOR

Cinemark del Ecuador S.A., an Ecuadorian corporation

MEXICO

Cinemark Plex, S. de R.L. de C.V., a Mexican limited liability company

Cinemark Mexico Servicios, S.C., a Mexican limited liability company

PERU

Cinemark del Peru S.R.L., a Peruvian limited liability company

BOLIVIA

Cinemark Bolivia, S.R.L., a Bolivian corporation

PARAGUAY

Cinemark Paraguay, S.R.L

SPAIN

Cinemark Holdings Spain, S.L., a Spanish limited liability company